Exhibit 5.1

Dennis Brovarone
Attorney at Law
18 Mountain Laurel Drive
Littleton, Colorado 80127
Phone 303 466 4092 / Fax 303 466 4826

December 15, 2000

GlobalMedia.com
400 Robson Street
Vancouver, BC V6B 2B4

Gentlemen:

    I have acted as special Nevada counsel for GlobalMedia.com, a Nevada corporation (the "Company") in connection with the Registration Statement on Form S-3, file number 333-51982 (the "Registration Statement") to be filed substantially contemporaneously with this letter, under the Securities Act of 1933. The Registration Statement newly registers 4,082,429 shares of the Company's Common Stock, which may be sold by the selling stockholder of the Company. The selling stockholder either owns or may acquire the shares on exercise of outstanding warrants. Such shares are collectively referred to in this opinion as the "Shares."

    In connection with this opinion, I have examined the originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement, the Company's Articles of Incorporation, as amended, its Bylaws, as amended, resolutions of its Board of Directors, and such other documents as we deemed necessary for purposes of rendering this opinion.

    I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to originals of all copies of all documents submitted to us. I have relied upon the certificates of all public officials and corporate officers, with respect to the accuracy of all matters contained therein.

    Based upon the foregoing, and subject to the qualifications set forth therein, I am of the opinion that the Shares have been duly authorized and will be upon the exercise of warrants in accordance with their terms and conditions, the Shares will be validly issued, fully paid and non-assessable.

    The opinions set forth above are subject to the following qualifications:

      1)  I express no opinion concerning the laws of any jurisdiction other than the laws of the State of Nevada.

    This opinion is intended solely for use in connection with the transactions described herein. I hereby consent to the use of my name in the Registration Statement and in the Prospectus filed as a part thereof and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ DENNIS BROVARONE

Dennis Brovarone, Esq.